Exhibit 10.1
CONFIDENTIAL

THIS RELEASE MUST BE SIGNED AND RETURNED TO CHARLIE WHITAKER BY OCTOBER 15, 2019. YOU MAY REVOKE THIS RELEASE WITHIN 7 DAYS AFTER YOU SIGN IT BY SUBMITTING A WRITTEN REVOCATION TO HR DIRECT.
AGREEMENT AND GENERAL RELEASE
Altria Group, Inc. (“Company”) and I, Kevin C. Crosthwaite, Jr., agree as follows:
Based on your announced appointment as CEO of JUUL Labs, Inc. (“JUUL”), you acknowledge that your employment with the Company ended on September 24 2019. (“Departure Date”). You will receive the payments and benefits described in this Agreement and General Release (“Release”), subject to the terms of this Release, and on the condition that you sign, return, do not revoke, and do not breach this Release.
Section 1 - Payments and Benefits

(a)	Acknowledgement of Consideration In Exchange For Release

In exchange for your promises in this Agreement and General Release (“Release”), the Company will pay you the following:
(i)    An in lieu of payment of your incentive compensation award under the Management Incentive Compensation Plan (“IC Plan”) for 2019 in the amount of $403,000.00. This reflects your contributions during 2019, calculated based on individual and Company performance ratings at target. This amount will be paid within 30 days of receiving the signed Agreement and General Release and is subject to applicable withholding.
(ii)    A potential in lieu of payment for your Long-Term Incentive Plan (“LTIP”) award. The payment will be determined based on an individual performance rating at target and a Company performance rating using actual Company business performance during the 2017 - 2019 performance period, as determined by the Compensation Committee of Altria’s Board of Directors (“Compensation Committee”). The LTIP award, if any, will be paid no later than March 15, 2020, and is subject to the Compensation Committee approving payments to the entire eligible population.
(iii)    A cash payment equal to the full value of your unvested 2015, 2017, 2018 and 2019 Altria Group Stock Awards (RSUs and PSUs), less any applicable withholdings, with the value of your PSUs based on the target number of units. This cash payment is being made to you based on the forfeiture of your unvested 2015, 2017, 2018, and 2019 Altria Group Stock Awards as of your Departure Date and will be paid as soon as administratively possible following receipt of the signed Agreement and General Release.

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The cash payment will be based on the average closing price on the New York Stock Exchange Composite Index for a share of Altria Group common stock on each of the 20 trading days immediately preceding and including September 18, 2019.
You understand and agree that the cash payment is being made and the valuations will be determined in accordance with the terms established at the sole discretion of the Company. You further understand and agree that these payments are being made in lieu of the 2015, 2017, 2018, and 2019 RSU and PSU awards, which are fully forfeited upon your Departure Date. Finally, you understand and agree that you will not be eligible for any future stock awards and that you will not be entitled to receive dividends or dividend equivalents on any forfeited stock awards after your Departure Date. Declared dividend equivalents accrued during the vesting period for your 2017, 2018 and 2019 PSU Awards will be calculated using the target number of units and will be paid as soon as administratively possible following receipt of the signed Agreement and General Release.
(iv)    A Special Recognition payment in the amount of $2,500,000.00 to be paid within 30 days of receiving the signed Agreement and General Release and is subject to applicable withholding.
Section 2 - Your Complete Release of Claims

(a)	In General

You unconditionally release and discharge all the Claims described in Section 2(b) that you may now have against the Released Parties as defined in Section 2(c), except that you are not releasing: (i) any claim that cannot lawfully be released or discharged, (ii) any claim that relates to your right to enforce this Release, or (iii) any claim that may arise after you sign this Release.

(b)	Claims Released

Subject only to the exceptions in Section 2(a), you are releasing and discharging all known and unknown claims, promises, causes of action, or similar rights of any type that you presently may have (“Claims”) with respect to any of the Released Parties listed in Section 2(c). You understand that the Claims you are releasing and discharging might arise under many different laws (including federal, state and local statutes, executive orders, regulations, other administrative guidance, and common law doctrines), including but not limited to the following:
(i) Antidiscrimination statutes, such as the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Executive Order 11141, Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, Executive Order 11246, the Equal Pay Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, Sections 503 and 504 of

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the Rehabilitation Act of 1973, and any other federal, state, or local laws prohibiting these or other kinds of employment discrimination.
(ii)     Federal, state, or local employment statutes, such as the Worker Adjustment and Retraining Notification Act (“WARN Act”), the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, and any other federal, state or local laws relating to employment.
(iii)    Other laws, such as federal, state, or local laws regarding workers’ compensation (to the extent permitted by applicable law), an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees in any prescribed manner; any other federal, state, or local laws providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, retaliation and similar or related claims; and the laws of countries outside the United States (including laws mandating severance payments).
(iv) Examples of Claims you are releasing and discharging include, but are not limited to: (1) Claims that in any way relate to your employment with the Company or its affiliates, or the termination of that employment, such as Claims for compensation, bonuses, incentive compensation payments, lost wages, or leave pay; (2) Claims that in any way relate to the design or administration of any employee benefit program; (3) any claim to benefits under the Severance Plan; (4) Claims that you have irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits (other than as specifically set forth in this Release); (5) any Claim, such as a benefit claim, that was explicitly or implicitly denied before you signed this Release; or (6) any Claim to attorneys’ fees or other indemnities.

(c)	Released Parties

The Released Parties are the Company, all affiliated companies, parents, divisions or subsidiaries, and, with respect to each of them, all of the Company’s or such related entities’ predecessors and successors, and, with respect to the Company and each entity described above, all of their past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this paragraph.

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(d)	Right to Revoke

You may revoke this Release within 7 days after signing it by submitting a written revocation to HR Direct, in which case this Release will be canceled and of no force or effect, and you will not be entitled to receive the consideration provided in exchange for executing this Release.

Section 3 - Your Promises

(a)	Whistleblower Claims and Other Government Investigations

Nothing in this Release or in any agreement referenced herein does, or is intended to, restrict your ability (with or without prior notice to or authorization by the Company) to raise in good faith or participate in an investigation regarding any potential violation of law or regulation with the Securities and Exchange Commission (SEC), the Equal Employment Opportunity Commission (EEOC), the Occupational Safety and Health Administration (OSHA), the U.S. Food and Drug Administration (FDA), or any other state or federal governmental or regulatory agency. This Release also does not prevent you from making other disclosures protected by law under the whistleblower provisions of any state or federal statutes or regulations. Any such disclosures should be made only to parties authorized to investigate the potential violation and limited to information that is reasonably related to the alleged violation and/or specifically requested by the investigating agency.

(b)	Confidential Information

You agree that any disclosure of confidential information concerning the Company’s operations, business methods or employees made to any governmental or regulatory agency will be limited to Confidential Information that is reasonably related to the alleged violation and/or specifically requested by the investigating agency. You also agree that the disclosure(s) will be made only to such parties authorized to investigate the potential violation.

(c)	No Future Lawsuit for Released Claims

You further agree not to file any lawsuit, demand for arbitration, or any other adversarial or administrative proceeding seeking personal relief (individually, with others, or as part of a putative class) in the future pursuing any of the Claims released and discharged in this Release. You acknowledge and understand that you are expressly waiving your right to any personal relief for Claims released and discharged in this Release to the fullest extent permitted by law, including but not limited to lost wages, salary, benefits, money damages, attorneys’ fees, costs, reinstatement, or any

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other legal or equitable relief whatsoever, even if sought on your behalf by any governmental agency or any person claiming to represent you and/or any member of a putative class.

(d)	Company Property and Records Management

By your signature below, you certify that you have conducted a diligent search for, and have returned or return herewith: (1) any and all "Confidential Information," as defined by Company policies; (2) the originals and all copies of any business records of the Company and its affiliates and any credit cards, access and identification cards, computers, PDA’s, wireless devices, keys, and any other property of the Company or its affiliates in my possession; and (3) any and all other confidential, secret or proprietary materials in my custody, possession or control belonging to or obtained from the Company and its affiliates.
You also certify that you have properly preserved and retained all records of the Company within your possession or control that are needed for business or legal purposes in accordance with the Company’s policies and other applicable guidance addressing records management. You have appropriately provided both access to those records and instructions to management regarding those records such that the Company will be able to find and utilize them.

(e)	Certification of Compliance

By your signature below, you certify to the best of your knowledge that, during your employment with the Company, you have not engaged in conduct that violated the Company’s policies or applicable laws (with the exception of any conduct previously reported to the Company or to the proper governmental or regulatory investigative authority). You also certify that, during your employment with the Company, you have been afforded the opportunity to report to the Company any alleged violations of its policies or applicable laws, and that to the best of your knowledge there is no violation of which you are aware that has not been reported to the Company or to the proper investigating authority.

(f)	Indemnification

The Company and you acknowledge and agree that the Company’s restated Articles of Incorporation provide for the exculpation, indemnification and the advancement and reimbursement of legal and other expenses for former officers and directors among other eligible persons.

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(g)	Non-Disparagement and Cooperation

Except for disclosures described in Section 3(a), you agree not to make any disparaging, derogatory, or defamatory statements to anyone, whether spoken or written, about the Company or its affiliates, their respective products or services, or any of their respective current or former officers, directors, or employees. Nothing in this Release prevents you or the Company from responding truthfully to a lawfully-issued subpoena, court order or other lawful request by any regulatory agency or governmental authority.
To the extent consistent with applicable law, you agree to cooperate reasonably and truthfully with the Company and its affiliates in the prosecution, defense, or pursuit of any matter in which you were involved.

(h)	Non-Disclosure, Confidentiality and Non-Competition

You acknowledge you have executed a previous agreement or agreements (“Prior Agreement”) with the Company, its affiliates, or a predecessor to such companies, relating to confidentiality of information or non-competition obligations. This includes the Confidentiality and Non-Competition Agreement dated March 16, 2019. You acknowledge and agree that, to the extent not contrary to the terms of this Release, the terms of such Prior Agreement shall remain in full force and effect.

(i)	Notice of Request for Disclosure

Unless it would impede your ability to communicate directly with any governmental or regulatory agency, including the Securities and Exchange Commission, regarding the issues set forth in Section 3(a), in the event you are lawfully issued a subpoena or court order or other lawful request by a regulator or governmental authority related to your employment with or separation from the Company or its affiliates, you will give the Company at least 10 days’ notice prior to the time noticed for such disclosure, unless such notice is impossible, in which case, you will give the Company immediate notice within not more than 24 hours after you receive any such subpoena, court order or request.

(j)	Implementation

You agree to sign any documents and do anything else that is necessary in the future to implement this Release.

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(k)	Resignation
You acknowledge that you have resigned from all positions and roles you held at the Company and its affiliates, and you agree to sign any documents and take such other actions that are necessary to effectuate such resignation.

Section 4 - Consequences of Violating Your Promises
The promises and representations you made in Section 3 are a material inducement for the Company to enter into this Release. If the Company determines you have violated a promise in Section 3 or that if any representation you made in Section 3 was false when made, the Company will notify you of such violation. You agree that you will forfeit any future payments provided as consideration for this Release and that you will reimburse the Company, upon its request and as allowed by applicable law, for any amounts previously paid to you or on your behalf because you signed this Release and to pay any other damages, reasonable costs, expenses, and attorneys’ fees that the Company or any of the other Released Parties may incur as a result of your breaching any promise you made in Section 3 of this Release or if any representation you made in Section 3 of this Release was false when made.
Section 5 - Consideration of Release
You acknowledge that before deciding to sign this Release, you were given a period of at least 21 calendar days to consider this Release. If you choose to execute this Release prior to the expiration of the 21 day period, you acknowledge that you were afforded a period of at least 21 days to consider this Release before executing it and your execution prior to the expiration of the 21 day period is your free and voluntary act. You further acknowledge that the Company encouraged you to discuss this Release with your attorney before signing it and that you had the opportunity to do so to the extent you deemed it appropriate. You further acknowledge that you (a) carefully read this Release; (b) fully understand it; and (c) enter into it voluntarily and without relying on any promises, statements or representations by the Company or its employees.
Section 6 - Miscellaneous

(a)	Entire Agreement

Except for the Prior Agreement and as otherwise noted in this Release, this Release constitutes the entire agreement between you and the Company. This Release may not be modified or canceled in any manner except by a writing signed by both you and an authorized Company official. You acknowledge that the Company has made no representations or promises to you other than those in this Release. If any provision in this Release is found to be invalid or unenforceable, all other provisions will remain fully enforceable.

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(b)	Successors

This Release binds your heirs, administrators, representatives, executors, successors, and assigns, and anyone else claiming through you or on your behalf, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

(c)	Interpretation and Governing Law

This Release shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against you or any of the Released Parties. Unless the context indicates otherwise, the term “or” shall be deemed to include the term “and” and the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Release. This Release shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed therein, without giving effect to conflict of laws principles.

BY SIGNING BELOW, THIS RELEASE IS AGREED TO AND VOLUNTARILY ACCEPTED BY:

Date:	9/25/19	/s/ KEVIN C. CROSTHWAITE, JR.
Kevin C. Crosthwaite, Jr.
Personnel #: 00051909

Date:	9/25/19	By:/s/ CHARLES N. WHITAKER
Charles N. Whitaker
Senior Vice President
Chief Human Resources Officer,
Chief Compliance Officer
Altria Group, Inc.
On behalf of the Company